UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 16, 2011

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On November 16, 2011, at the annual meeting of our stockholders, our stockholders approved an amendment to the ResMed Inc. 2009 Incentive Award Plan (the “Plan”), which increased the number of shares of common stock that may be issued or transferred pursuant to awards under the Plan by 12,553,250 shares, from 22,921,650 shares to 35,475,000 shares. In addition, the amendment modified the method by which shares of common stock subject to full value shares are counted, so that the aggregate number of shares of common stock available for issuance under the Plan will be (i) reduced by three shares for each share of common stock granted subject to a full value award, and (ii) increased by three shares for each share of common stock granted subject to a full value award that terminates, expires, lapses or is forfeited. The amendment became effective as of September 1, 2011.

The Plan was filed as Appendix A to our 2011 Proxy Statement filed with the Securities and Exchange Commission on October 4, 2011, and its terms are incorporated here by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2011, our board of directors approved and adopted an amendment to our fourth amended and restated bylaws. Article I, section 9 of the bylaws was amended to provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the board), members of the board will be elected by a majority of the votes cast with respect to that director, rather than plurality voting. Plurality voting is retained for contested elections. The amendment took effect on November 17, 2011, the date immediately following our 2011 annual meeting of stockholders.

The foregoing description of the amendment to our bylaws is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 3.1 and incorporated here by reference.

The board also adopted a policy to implement the majority voting principles of the amendment. Under the board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the board. The nominating and governance committee, or another duly authorized committee of the board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. We will publicly disclose the committee’s determination regarding the tendered resignation and the rationale behind the decision in a current report on form 8-K filed with the Securities and Exchange Commission.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2011, at our annual meeting of stockholders, our stockholders (i) elected two directors to our board of directors; (ii) approved the amendment to the ResMed Inc. 2009 Incentive Award Plan; (iii) approved the compensation of our named executive officers; (iv) approved one year as the frequency for an advisory vote on the compensation of our named executive officers; and (v) ratified the selection of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2012, as more fully described below.

	For	Against	Abstain	Broker Non-Votes
Item of Business No. 1: Election of the following two directors to serve for three-year terms until our annual meeting of stockholders in 2014:
Christopher Roberts	91,264,568	13,180,641	130,811	37,165,247
John Wareham	102,508,499	1,696,177	371,344	37,165,247

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Amendment to the ResMed Inc. 2009 Incentive Award Plan	68,447,681	33,693,827	2,434,512	37,165,247

	For	Against	Abstain	Broker Non-Votes
Item No. 3: Approval, on an advisory basis, of the compensation of ResMed’s named executive officers	70,466,612	30,449,542	3,659,866	37,165,247

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Item No. 4: Advisory vote on the frequency of an advisory vote on the compensation of ResMed’s named executive officers	95,897,409	514,907	6,559,177	1,604,527	37,165,247

Based on the approval of one year as the frequency of an advisory vote on the compensation of ResMed’s named executive officers, our board has determined that it will hold an advisory vote on the compensation of the named executive officers annually until the next required vote on the frequency of such an advisory vote.

	For	Against	Abstain	Broker Non-Votes
Item No. 5: Ratification of Auditors	110,629,815	590,022	318,420	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Fourth Amended and Restated Bylaws of ResMed Inc.

10.1	Amendment to the ResMed Inc. 2009 Incentive Award Plan (incorporated by reference to Appendix A of ResMed Inc.’s Proxy Statement filed October 4, 2011.)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 22, 2011

RESMED INC.

By:	/s/ David Pendarvis

Name:	David Pendarvis
Its:	Chief Administrative Officer, Global General Counsel and Secretary

EXHIBIT INDEX

Exhibits:	Description of Document

3.1	Amendment to the Fourth Amended and Restated Bylaws of ResMed Inc.

10.1	Amendment to the ResMed Inc. 2009 Incentive Award Plan (incorporated by reference to Appendix A of ResMed Inc.’s Proxy Statement filed October 4, 2011.)